[Form of Letterhead of Schwartz Levitsky Feldman llp]

                  CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consent to the use of our name and the use of our opinion dated July 15, 2000 on the consolidated financial statements of The WideCom Group Inc. ("the Company") for the years ended March 31, 1999 and 2000 included in Form 10-K Annual Report being filed by the Company.


Toronto, Ontario                       /s/ Schwartz Levitsky Feldman llp
July 18, 2000                          Charted Accountants